1 Q1 2021 April 27, 2021 Earnings Presentation Bob Biesterfeld, CEO Mike Zechmeister, CFO Chuck Ives, Director of IR

Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight; changes in relationships with existing contracted truck, rail, ocean, and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to successfully integrate the operations of acquired companies with our historic operations; risks associated with litigation, including contingent auto liability and insurance coverage; risks associated with operations outside of the United States; risks associated with the potential impact of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel price increases or decreases, or fuel shortages; cyber-security related risks; the impact of war on the economy; changes to our capital structure; risks related to the elimination of LIBOR; changes due to catastrophic events including pandemics such as COVID-19; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

▪ 125% improvement in Diluted EPS ▪ 26% increase in Adjusted Gross Profit per business day, led by our Ocean and Truckload service lines ▪ Global Forwarding sustaining its strong execution ▪ Capturing more truckload spot market opportunities & repricing our contractual truckload business to reflect the current environment ▪ Technology and transformation initiatives providing meaningful growth opportunities and efficiencies Q1 2021 Opening Remarks

Technology Advancements & Transformation Efforts Providing Meaningful Efficiencies Beginning of $1B Tech Investment over 5 YearsBeginning of $1B Tech Investment over 5 Years

Strategies Creating Shareholder Value • Creating better outcomes for our customers and carriers • Utilizing our unmatched combination of experience, scale and information advantage • Leveraging our broad service portfolio • Focusing on profitable market share growth • Delivering industry leading technology to unlock growth and efficiency • Fostering sustainability and an inclusive culture that is supportive of our employees and the communities we serve

Results Q1 2021

$ in thousands, except per share amounts	2021	2020	% CHANGE
	Three Months Ended March 31		
Total Revenues	$4,803,869	$3,805,008	26.3 %
Total Adjusted Gross Profits[1]	$702,380	$567,953	23.7 %
Adjusted Gross Profit Margin %	14.6 %	14.9 %	(30 bps)
Personnel Expenses	$360,835	$330,220	9.3 %
Selling, General, and Admin	$118,216	$128,293	(7.9)%
Income from Operations	$223,329	$109,440	104.1 %
Adjusted Operating Margin %	31.8 %	19.3 %	1,250 bps
Depreciation and Amortization	$23,278	$24,393	(4.6)%
Net Income	$173,305	$78,146	121.8 %
Earnings Per Share (Diluted)	$1.28	$0.57	124.6 %
Average Headcount	14,997	15,450	(2.9)%

- Increase in adjusted gross profits driven primarily by higher pricing in our truckload, ocean & air service lines, higher volume in our ocean, less than truckload ("LTL") and air service lines and contributions from the acquisition of Prime Distribution Services
- Increase in operating expenses driven primarily by higher incentive compensation costs, partially offset by lower travel expenses and credit losses

(1) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

C.H. ROBINSON

Q1 2021 Cash Flow and Capital Distribution • $115.2 million decrease in cash flow driven by an increase in accounts receivable, partially offset by increases in accounts payable and net income • $13.5 million in capital expenditures • Expect 2021 capital expenditures to be $55-65 million Cash Flow from Operations Capital Distribution • $220.9 million returned to shareholders • $70.0 million in cash dividends • $150.9 million in share repurchases ◦ 1,625,550 shares repurchased at an average price of $92.84 per share Q1 2020 Q1 2021 Q1 2020 Q1 2021 ($56.7)M $58.5M (196.9%) $152.2M $220.9M 45.1% Cash Dividends Share Repurchases

Q1 2021 Balance Sheet

$ in thousands	March 31, 2021	March 31, 2020	% CHANGE
Accounts Receivable, Net[1]	$3,114,951	$2,216,171	40.6%
Accounts Payable[2]	$1,653,323	$1,244,454	32.9%
Net Operating Working Capital[3]	**$1,461,628**	**$971,717**	**50.4%**

- Increases in accounts receivable and accounts payable driven by increases in total sales and the cost of purchased transportation, respectively, as well increases in DSO and DPO
- Total debt balance $1.34 billion
  - $600 million senior unsecured notes maturing April 2028, 4.20% coupon
  - $500 million private placement debt, 4.28% average coupon
    - $175 million maturing in August 2023, $150 million maturing in August 2028 and $175 million maturing in August 2033
  - $250 million outstanding on $1 billion credit facility maturing October 2023, 1.21% average interest rate (LIBOR + 112.5 bps)
  - 3.9% weighted average interest rate in the quarter

(1) Accounts receivable amount includes contract assets, net of allowance for credit loss.
(2) Accounts payable amount includes outstanding checks and accrued transportation expense.
(3) Net operating working capital is defined as net accounts receivable less accounts payable.

C.H. ROBINSON

• 55% / 45% truckload contractual to transactional volume mix compared to 65% / 35% in Q1 last year • Average routing guide depth of 1.7 in Managed Services business vs. 1.2 in Q1 last year Truckload Price and Cost Change(1)(2)(3) Y oY % C ha ng e in P ri ce a nd C os t 2013 2014 2015 2016 2017 2018 2019 2020 2021 -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% YoY Price Change YoY Cost Change Truckload Q1 Volume(2)(4) -6.5% Pricing(1)(2)(3) +33.0% Cost(1)(2)(3) +33.5% Adjusted Gross Profit Margin (1) Price and cost change represents YoY change for North America truckload shipments across all segments. (2) Growth rates are rounded to the nearest 0.5 percent. (3) Pricing and cost measures exclude fuel surcharges and costs. (4) Truckload volume growth represents YoY change for NAST truckload shipments.

Q1 2021 NAST Results by Service Line Truckload and Less Than Truckload ITEM MEDICAL/SURGICAL MASK NON-MEDICAL MASK Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Adjusted Gross Profits3 ($ in thousands) Three Months Ended March 31 2021 2020 % Change Truckload $280,304 $243,686 15.0 % LTL $120,117 $112,330 6.9 % Other(1) $20,687 $16,762 23.4 % Total Adjusted Gross Profits $421,108 $372,778 13.0 % Adjusted Gross Profit Margin % 13.1% 13.2% (10 bps) • Truckload adjusted gross profit per load increased 23% due to an increased mix of transactional volume and higher contractual pricing to reflect the rising cost environment (2) • Added 6,900 new carriers in the quarter (1) Intermodal service line included in Other. (2) Growth rates are rounded to the nearest percent. (3) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. • LTL volume per business day up 17%(2) • Increase in other adjusted gross profit due primarily to Prime Distribution's value-added warehousing services • Prime Distribution adjusted gross profit impact to NAST(2): • LTL +3 ppts • Other +41 ppts • Total NAST +3 ppts

Q1 2021 NAST Operating Income • Increase in adjusted gross profits due to higher pricing in truckload, higher volume in LTL & contributions from Prime Distribution acquisition • Operating expenses increased 3.7%, primarily due to higher incentive compensation costs • Average headcount decreased 7.1% • Prime Distribution acquisition contributed 2.5 percentage points of growth to NAST headcount(1) Operating Income Adjusted Operating Margin % Q1 2020 Q1 2021 610 bps 38.8% $98.5M $136.8M 26.4% 32.5% Q1 2020 Q1 2021 (1) Growth rates are rounded to the nearest 0.5 percent.

Q1 2021 Global Forwarding Results by Service Line

Ocean, Air and Customs

Adjusted Gross Profits[2] *($ in thousands)*	Three Months Ended March 31		
	2021	**2020**	**% Change**
Ocean	$135,396	$69,810	93.9 %
Air	$45,247	$26,877	68.3 %
Customs	$24,223	$21,193	14.3 %
Other	$9,434	$10,434	(9.6)%
Total Adjusted Gross Profits	**$214,300**	**$128,314**	**67.0 %**
Adjusted Gross Profit Margin %	*18.5 %*	*24.2 %*	*(570 bps)*

- Ocean and air adjusted gross profit increased due to higher pricing and a 27.0% increase in ocean volume and a 7.0% increase in air shipments[(1)]
- Ocean market impacted by strong demand and tight supply
- Air market impacted by reduced air cargo capacity, increased charter flights and larger shipment sizes
- Customs adjusted gross profit increased due to a 13.5% increase in transaction volume[(1)]

(1) *Growth rates are rounded to the nearest 0.5 percent.*

(2) *Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.*

C.H. ROBINSON

Q1 2021 Global Forwarding Operating Income • Improved operating leverage from • 67.0% increase in adjusted gross profits • 1.8% decrease in average headcount • 6.1% decrease in SG&A expenses • Adjusted operating margin above our long-term target of 30% Operating Income Adjusted Operating Margin % Q1 2020 Q1 2021 9.3% 42.3%3,300 bps Q1 2020 Q1 2021 $12.0M $90.6M657.5%

Q1 2021 All Other and Corporate Results

Robinson Fresh, Managed Services and Other Surface Transportation

Adjusted Gross Profits[1] *($ in thousands)*	Three Months Ended March 31		
	2021	**2020**	**% Change**
Robinson Fresh	$24,948	$27,458	(9.1)%
Managed Services	$25,556	$22,527	13.4%
Other Surface Transportation	$16,468	$16,876	(2.4)%
Total	**$66,972**	**$66,861**	**0.2%**

Robinson Fresh

- 9% decrease in adjusted gross profit driven by 3% volume decline and lower margins
- Operating expenses reduced by 5.5%

Managed Services

- 30% increase in volume and 32% increase in total freight under management
- Continued strong growth from both new and existing customers

Other Surface Transportation

- 2% decrease in Europe adjusted gross profit due to a 3% volume decline

(1) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

C.H. ROBINSON

15 Appendix

Q1 2021 Transportation Results(1) Three Months Ended March 31 Transportation ($ in thousands) 2021 2020 % Change Total Revenues $4,560,227 $3,542,118 28.7% Total Adjusted Gross Profits(2) $678,942 $542,005 25.3% Adjusted Gross Profit Margin % 14.9% 15.3% (40 bps) Transportation Adjusted Gross Profit Margin % 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Q1 16.9% 16.3% 15.3% 16.8% 19.7% 17.3% 16.4% 18.6% 15.3% 14.9% Q2 14.9% 15.4% 16.0% 17.5% 19.3% 16.2% 16.2% 18.3% 17.5% Q3 15.6% 15.0% 16.2% 18.4% 17.6% 16.4% 16.6% 16.9% 14.4% Q4 15.8% 15.1% 15.9% 19.0% 17.2% 16.6% 17.7% 15.6% 14.3% Total 15.8% 15.4% 15.9% 17.9% 18.4% 16.6% 16.7% 17.3% 15.3% (1) Includes results across all segments. (2) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

Q1 2021 NAST Results Three Months Ended March 31 $ in thousands 2021 2020 % Change Total Revenues $3,211,423 $2,823,745 13.7% Total Adjusted Gross Profits(1) $421,108 $372,778 13.0% Adjusted Gross Profit Margin % 13.1% 13.2% (10 bps) Income from Operations $136,784 $98,526 38.8% Adjusted Operating Margin % 32.5% 26.4% 610 bps Depreciation and Amortization $6,625 $5,254 26.1% Total Assets $3,218,084 $2,942,719 9.4% Average Headcount 6,537 7,038 (7.1%) (1) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

Q1 2021 Global Forwarding Results Three Months Ended March 31 $ in thousands 2021 2020 % Change Total Revenues $1,156,039 $530,384 118.0% Total Adjusted Gross Profits(1) $214,300 $128,314 67.0% Adjusted Gross Profit Margin % 18.5% 24.2% (570 bps) Income from Operations $90,589 $11,959 657.5% Adjusted Operating Margin % 42.3% 9.3% 3,300 bps Depreciation and Amortization $5,649 $9,149 (38.3%) Total Assets $1,582,967 $934,625 69.4% Average Headcount 4,735 4,824 (1.8%) (1) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

Q1 2021 All Other and Corporate Results Three Months Ended March 31 $ in thousands 2021 2020 % Change Total Revenues $436,407 $450,879 (3.2%) Total Adjusted Gross Profits(1) $66,972 $66,861 0.2% Income from Operations ($4,044) ($1,045) NM Depreciation and Amortization $11,004 $9,990 10.2% Total Assets $795,572 $970,976 (18.1%) Average Headcount 3,725 3,588 3.8% (1) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

Non-GAAP Reconciliations Three Months Ended March 31 2021 2020 Revenues: Transportation $ 4,560,227 $ 3,542,118 Sourcing 243,642 262,890 Total Revenues 4,803,869 3,805,008 Costs and expenses: Purchased transportation and related services 3,881,285 3,000,113 Purchased products sourced for resale 220,204 236,942 Direct internally developed software amortization 4,647 3,745 Total direct costs 4,106,136 3,240,800 Gross profit & Gross profit margin 697,733 14.5% 564,208 14.8 % Plus: Direct internally developed software amortization 4,647 3,745 Adjusted gross profit / Adjusted gross profit margin $ 702,380 14.6% $ 567,953 14.9 % Our adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. Adjusted gross profit margin is calculated as adjusted gross profit divided by total revenues. We believe adjusted gross profit and adjusted gross profit margin are useful measures of our ability to source, add value, and sell services and products that are provided by third parties, and we consider adjusted gross profit to be a primary performance measurement. The reconciliation of gross profit to adjusted gross profit and gross profit margin to adjusted gross profit margin are presented below (in thousands):

Non-GAAP Reconciliations Three Months Ended March 31 2021 2020 Total Revenues $ 4,803,869 $ 3,805,008 Operating income 223,329 109,440 Operating margin 4.6% 2.9 % Adjusted gross profit $ 702,380 $ 567,953 Operating income 223,329 109,440 Adjusted operating margin 31.8% 19.3 % Our adjusted operating margin is a non-GAAP financial measure calculated as operating income divided by adjusted gross profit. We believe adjusted operating margin is a useful measure of our profitability in comparison to our adjusted gross profit which we consider a primary performance metric as discussed above. The reconciliation of operating margin to adjusted operating margin is presented below:

22 Thank you